UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): May 8, 2009
NORTHFIELD LABORATORIES INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	000-24050	36-3378733
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
1560 Sherman Avenue
Suite 1000
Evanston, Illinois 60201-4800
(Address of Principal Executive Offices and Zip Code)
(847) 864-3500
(Registrant’s Telephone Number, Including Area Code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of the Registrant.
     The information set forth in Item 5.02 below is incorporated herein by reference.
Item 2.04. Triggering Events that Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.
     The information set forth in Item 5.02 below is incorporated herein by reference.
Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     On May 8, 2008, Northfield Laboratories Inc. (the “Company”) terminated the employment of five of its officers, including Jack J. Kogut, the Company’s Senior Vice President – Administration, and Laurel A. Omert, M.D., the Chief Medical Officer of the Company. The terminations resulted from recent regulatory developments adversely affecting the Company’s business and the Company’s limited available financial resources.
     Each of the affected officers is a party to an employment or other agreement with the Company providing for the payment of specified severance benefits upon the involuntary termination of such officer’s employment by Northfield without cause. In connection with the foregoing terminations of employment, Northfield entered into substantially identical agreements with each affected officer under which the officer agreed to defer receipt of his or her unpaid severance amount until such time as the Company is able to sell or otherwise dispose of its owned manufacturing facility in Mt. Prospect, Illinois. If the proceeds from such sale or other disposition are not sufficient to pay in full the severance amounts due to the terminated officers and the Company’s other officers expected to enter into similar agreements, then Northfield is authorized to pay to each officer his or her pro rata share of the available proceeds. The aggregate severance amount owed to the terminated officers and other officers expected to enter into similar agreements is approximately $3.15 million.
     The description of the foregoing agreements is qualified in its entirety by the terms of such agreements, the form of which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description

10.1	Form of Agreement Regarding Severance Arrangements

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 13, 2009	NORTHFIELD LABORATORIES INC.
	By:	/s/ Robert L. McGinnis
Robert L. McGinnis
Senior Vice President — Operations

Exhibit Index

Exhibit No.	Description

10.1	Form of Agreement Regarding Severance Arrangements